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                                                                    EXHIBIT 5.1

                                  July 16, 1997





                                                                      11850-0332

Raychem Corporation
300 Constitution Drive
Menlo Park, California  94025

        RE:    REGISTRATION STATEMENT ON FORM S-3

Dear Ladies and Gentlemen:

        We have acted as counsel to Raychem Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission on or about July 16, 1997 (the "Registration Statement"), relating to $400,000,000 principal amount of Debentures (the "Debentures"), as more specifically set forth in the form of Indenture included as Exhibit 4.1 to the Registration Statement (the "Indenture"), all as disclosed in the Registration Statement.

                                       I.

        We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon the following records, documents, instruments and certificates and such additional certificates relating to factual matters as we have deemed necessary or appropriate for our opinion:

           (a) The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of July 14, 1997 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;


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Raychem Corporation                              Heller Ehrman White & McAuliffe
July 16, 1997                                                          ATTORNEYS
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         (b)      The Bylaws of the Comapny certified to us by an officer of the
                  Company as being complete and in full force and effect as of the date of this opinion;

         (c) Certificate of an officer of the Company (i) as to all of the proceedings and actions of the Board of Directors of the Company relating to the Debentures, and (ii) as to certain other factual matters;

         (d)      The Registration Statement; and

         (e)      The Indenture.

        This opinion is limited to the General Corporation Law of the State of Delaware, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

        Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming (i) that the full consideration for each Debenture as stated in the Indenture and the Registration Statement is paid, and (ii) that all applicable securities laws are complied with, it is our opinion that, when issued and sold by the Company, the Debentures will be legally issued, fully paid and nonassessable.

        This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,


                                       /s/ Heller Ehrman White & McAuliffe